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                                                                    Exhibit 10.1


                SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT

         SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement"), dated as of November 2, 1999, by and among TMP WORLDWIDE INC., a Delaware corporation ("TMP"), TMP INTERACTIVE INC., a Delaware corporation (the "Company"), and JEFFREY C. TAYLOR ("Employee").

                              PRELIMINARY RECITALS

         A. In connection with (i) that certain Asset Purchase Agreement dated as of November 10, 1995 (the "Adion Purchase Agreement"), by and among Adion, Inc., a Massachusetts corporation ("Adion"), Employee, HGI Acquisition Corp., a Delaware corporation ("HGI"), and another party, providing for, among other things, the acquisition of substantially all of the assets of Adion by HGI and
(ii) that certain Asset Purchase Agreement dated as of November 10, 1995 (the "AIS Purchase Agreement"), by and among Adion Information Services, Inc., a Massachusetts corporation ("AIS"), Employee, the Company, and another party, providing for, among other things, the acquisition of substantially all of the assets of AIS by the Company, Employee and the Company entered into an Employment Agreement, dated as of November 10, 1995 (the "Prior Employment Agreement").

         B. Prior to the consummation of the transactions contemplated by the Adion Purchase Agreement and the AIS Purchase Agreement, Adion and AIS were engaged in the business of placing "help wanted" and other personnel recruitment advertising in newspapers, magazines and other media (including but not limited to the provision of such advertising through the Internet and other on-line services), and providing related advertising and human resource communication services (collectively, the "Business").

         C. Prior to the consummation of the transactions contemplated by the Adion Purchase Agreement and the AIS Purchase Agreement, Employee was an employee of Adion and AIS since their respective inceptions, most recently serving as their President, and has extensive knowledge and a unique understanding of the Business and has longstanding business relationships with many customers of Adion and AIS, who, subsequent to the consummation of the transactions contemplated by the Adion Purchase Agreement and the AIS Purchase Agreement, have been transacting business with the Company and HGI and their respective successors and affiliates (as defined in SECTION 3.2 below).

         D. The Company has and its affiliates are also engaged in the yellow pages advertising business, including but not limited to the provision of yellow pages advertising through the Internet and on-line services (the "Yellow Pages Business").

         E. Immediately prior to the consummation of the transactions contemplated by the Adion Purchase Agreement and the AIS Purchase Agreement, Employee owned 287.50 shares of the outstanding common stock of Adion and 287.50 shares of the outstanding common stock of AIS

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and Employee was and continues to be directly benefitting from the transactions contemplated by the Adion Purchase Agreement and the AIS Purchase Agreement. It was a condition to the execution, delivery and consummation of the Adion Purchase Agreement and the AIS Purchase Agreement that the Company and Employee enter into the Prior Employment Agreement and that Employee agree to the Restrictive Covenants (as defined below) set forth herein.

         F. Subsequent to the execution of the Prior Employment Agreement, Employee and the Company entered into an Amended and Restated Employment Agreement, dated as of September 11, 1996 (the "Amended and Restated Employment Agreement").

         G. The parties wish to amend and restate the provisions of the Amended and Restated Employment Agreement on the terms set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  1.       EMPLOYMENT.

                           1.1 ENGAGEMENT OF EMPLOYEE. The Company agrees to
employ Employee and Employee agrees to accept employment as Chief Executive Officer of the Company, all in accordance with the terms and conditions of this Agreement.

                           1.2 DUTIES AND POWERS. During the Employment Period
(as defined below), Employee will serve as Chief Executive Officer of the Company and will have such responsibilities, duties and authorities, and will render such services of an executive and administrative character or act in such other executive capacity for the Company and its affiliates as shall from time to time be reasonably directed by the Company's board of directors (the "Board") or Chairman reasonably consistent with Employee's role as Chief Executive Officer of the Company. Employee shall devote Employee's best efforts, energies and abilities and Employee's full business time, skill and attention to the business and affairs of the Company. Employee shall perform the duties and carry out the responsibilities assigned to Employee to the best of Employee's ability, in a diligent, trustworthy, businesslike and efficient manner for the purpose of advancing the business of the Company and its affiliates. Employee acknowledges that Employee's duties and responsibilities will require Employee's full-time business efforts and agrees that during the Employment Period Employee will not engage in any business pursuits or interests which interfere or conflict with the performance of Employee's duties hereunder, provided, that nothing in this
SECTION 1.2 shall be deemed to prohibit Employee from making Permitted Investments (as defined below). Without limiting the foregoing, it is understood that Employee may engage in civic and board activities so long as such activities do not interfere with his obligations hereunder in any material respect or conflict with the other provisions of this Agreement, including without limitation the Restrictive Covenants.


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                           1.3 EMPLOYMENT PERIOD. Employee's employment under
this Agreement shall begin retroactively as of August 28, 1998 shall continue through and until December 31, 2001 (the "Initial Employment Period"). Thereafter, the term of this Agreement shall automatically be renewed for successive one year terms (each, a "Renewal Period") unless either party shall give the other notice of nonrenewal at least sixty (60) days prior to the expiration of the then current Initial Employment Period or Renewal Period, as the case may be. Notwithstanding anything to the contrary contained herein, the Initial Employment Period and each Renewal Period are subject to termination pursuant to SECTION 1.4 below. The Initial Employment Period and all Renewal Periods are sometimes collectively referred to herein as the "Employment Period".

                           1.4 TERMINATION BY THE COMPANY. In addition to the
termination rights of the Company set forth in SECTION 1.3 hereof, the Company has the right to terminate the Employment Period (and, consequently, Employee's employment under this Agreement), by notice to Employee in writing at any time,
(i) for "Cause" or (ii) by thirty (30) days prior written notice to Employee for any or no reason not constituting Cause, subject to the applicable provisions of
SECTION 2.2 or 2.3. Any such termination shall be effective upon the date of service of such notice pursuant to SECTION 9.7.

                           "Cause" as used herein means the occurrence of any of
the following events:

                           (a) the willful failure or gross negligence of Employee to perform Employee's duties or comply with reasonable directions of the Board or the Chairman that continues for thirty (30) days after the Board or the Chairman has given written notice to Employee specifying in reasonable detail the manner in which Employee has failed to perform such duties or comply with such directions;

                           (b) the determination by the Board in the exercise of its reasonable judgment that Employee has committed an act or acts constituting (i) dishonesty or disloyalty with respect to the Company, which if capable of being cured has not been cured to the reasonable satisfaction of the Board within thirty (30) days of the date that written notice of such dishonesty or disloyalty has been provided to Employee (which notice shall specify in reasonable detail the dishonesty or disloyalty at issue) or (ii) fraud;

                           (c) conviction of (i) a felony or (ii) any crime involving moral turpitude;

                           (d) a material breach by Employee of any of the Restrictive Covenants; or

                           (e) a material breach by Employee of any of the terms or conditions of this Agreement (other than the Restrictive Covenants) that continues for thirty (30) days after the Board or the Chairman has given written notice to Employee specifying in reasonable detail the manner in which Employee has breached the Agreement.


                                       -3-

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                           1.5 TERMINATION BY EMPLOYEE. In addition to the
termination rights of Employee set forth in SECTION 1.3 hereof, Employee has the right to terminate the Employment Period (and, consequently, Employee's employment under this Agreement) (i) by prior written notice to the Company at any time for "Good Reason" or (ii) by ninety (90) days prior written notice to the Company for any or no reason not constituting Good Reason (a "Voluntary Termination"). Notwithstanding anything to the contrary contained herein, the Company may accelerate the effective date of a Voluntary Termination to any date including, but not limited to, the date on which notice is received by the Company. Following a notice of Voluntary Termination, Employee agrees to fulfill Employee's duties hereunder and shall cooperate fully in completion and turnover of all matters involving Employee until such termination becomes effective, unless otherwise consented to by the Company. "Good Reason" as used herein shall mean the Company (i) has altered in any manner Employee's title as Chief Executive Officer of the Company; (ii) has transferred Employee's primary office location to a location greater than 50 miles from the City of Boston, Massachusetts; (iii) has altered Employee's direct reporting structure such that he no longer reports directly to either (A) the Chairman of the Board of the Company, who shall at all times be the Chairman of the Board of TMP or (B) to the Board; or (iv) has otherwise materially altered or reduced Employee's responsibilities, duties and authorities with the Company such that Employee no longer is the Chief Executive Officer of the Company with responsibility for all of the Company's operations in accordance with this Agreement or Employee no longer is responsible for overseeing and directing the development, marketing, strategy, management, sales and implementation of substantially all of the interactive or Internet-based operations of TMP (other than as a result of Employee's failure to perform Employee's duties and responsibilities in accordance with this Agreement), any of which actions listed in (i) though (iv) above (a) has not been consented to by Employee and (b) continues for a period of thirty (30) days after Employee has given written notice to the Company specifying in reasonable detail the manner in which the Company or TMP has taken such action or actions.

                           1.6 AUTOMATIC TERMINATION. The Employment Period
shall automatically terminate upon Employee's death or Disability. Employee shall be deemed to have a "Disability" for purposes of this Agreement if Employee is unable to perform, by reason of physical or mental incapacity, Employee's duties or obligations under this Agreement, for a total period of 60 days in any 360-day period. The Board shall determine, according to the facts then available, whether and when the Disability of Employee has occurred. Such determination shall be made by the Board in the exercise of reasonable discretion.

                  2.       COMPENSATION AND BENEFITS.

                           2.1 SALARY. In consideration of Employee performing
Employee's duties under this Agreement and the Restrictive Covenants set forth herein, commencing retroactively as of August 28, 1998, during the Employment Period, the Company will pay Employee a base salary at a rate of $400,000 per annum (the "Base Salary"), payable in accordance with the Company's regular payroll policy for salaried employees. The Company shall also perform an annual review of Employee's Base Salary based on the Employee's performance of Employee's duties and the Company's other compensation policies in order to determine whether Employee's Base Salary

                                       -4-

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should be increased, it being understood that any increases in compensation shall be subject to the sole discretion of the Company's Chairman and Board. If the Employment Period is terminated pursuant to SECTION 1.4, SECTION 1.5 or
SECTION 1.6 above, then the Base Salary for any partial year will be prorated based on the number of days elapsed in such year during which services were actually performed by Employee.

                           2.2      COMPENSATION AFTER TERMINATION THAT OCCURS
PRIOR TO CHANGE OF CONTROL.

                           (a) If the Employment Period or this Agreement is terminated (i) by the Company for Cause prior to the occurrence of a Change in Control (as defined in SECTION 2.3 below), (ii) by Employee pursuant to a Voluntary Termination prior to the occurrence of a Change in Control, or (iii) through expiration of the Employment Period, then the Company shall have no further obligations hereunder or otherwise with respect to Employee's employment from and after the termination date (except payment of Employee's Base Salary and benefits described in SECTION 2.4 hereof, in each case which have accrued through the date of termination or expiration), and the Company shall continue to have all other rights available hereunder (including, without limitation, all rights under SECTIONS 3 and 4 at law or in equity). If the Employment Period or this Agreement is terminated by virtue of Employee's death or Disability, then the Company shall have no further obligations hereunder or otherwise with respect to Employee's employment from and after the termination date (except payment of Employee's Base Salary and benefits described in SECTION 2.4 hereof through the date which is ninety (90) days after such termination) and the Company shall continue to have all other rights available hereunder (including, without limitation, all rights under SECTIONS 3 and 4 at law or in equity).

                           (b) If the Employment Period or this Agreement is terminated by the Company without Cause prior to the occurrence of a Change in Control or by Employee for Good Reason prior to the occurrence of a Change in Control, then (i) Employee shall be entitled to receive as severance pay in a single lump sum payable concurrently with or prior to the effective time of such termination (and as a condition to any termination by the Company without Cause prior to the occurrence of a Change in Control) (A) an amount equal to Employee's then-applicable Base Salary (but not less than $400,000), and (B) an amount equal to the bonus paid to Employee pursuant to SECTION 2.4(D) below for the calendar year immediately preceding the year in which the effective date of such termination occurs or, in the event that the bonus for such preceding calendar year has not been paid as of the effective date of termination, a minimum of $100,000, (ii) all outstanding options theretofore granted to Employee to purchase shares of TMP Common Stock shall automatically and immediately become fully vested and exercisable for the remaining balance of the ten year term provided by the applicable stock option agreement, subject to all other terms of any such agreement not inconsistent with this SECTION 2.2(B)(II), and (iii) for a period of one year after the effective date of termination, TMP or the Company shall make available to Employee and his immediate family medical, dental, basic life, accidental

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         death and dismemberment, long term disability, unreimbursed medical expense, dependent day care and AFLAC benefits to the same extent and on the same terms and conditions as would have been made available to Employee and his immediate family had he remained employed by the Company or one of its affiliates during such one-year period (including, but not limited to, the Company's payment of 100% of medical and dental premiums consistent with past practice) except that Employee will not be permitted to make any changes in coverage during such one-year period except for the addition of new immediate family members and changes in beneficiaries which are effected by Employee pursuant to the terms and conditions of the applicable benefit programs.

                           2.3      COMPENSATION AFTER TERMINATION THAT OCCURS
AFTER A CHANGE IN CONTROL.

                           (a) As used in this Agreement, "Change in Control" shall be deemed to occur if and only if (1) there shall be consummated
         (A) any consolidation, merger or reorganization involving TMP, unless such consolidation, merger or reorganization is a "Non-Control Transaction" (as defined below) or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of TMP, or (2) the stockholders of TMP shall approve any plan or proposal for liquidation or dissolution of TMP, or (3) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of more than 50% of the combined voting power of TMP's then outstanding voting securities other than (a) a person who owns or owned shares of Class B Common Stock of TMP as of the date of this Agreement or (b) pursuant to receipt of such shares from a stockholder of TMP pursuant to such stockholder's will or the laws of descent and distribution, or (4) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors of TMP shall cease for any reason to constitute a majority thereof unless the election or the nomination for election by TMP's stockholders of each new director was approved by a vote of at least two-thirds of the directors of TMP then still in office who were either (x) directors at the beginning of the period or (y) directors whose election or nomination was approved by a vote of at least two-thirds of the directors who at the time of such election or nomination were either
         (I) directors at the beginning of the period (directors who receive such approval are sometimes referred to as "Approved Directors") or
         (II) Approved Directors. A "Non-Control Transaction" shall mean a consolidation, merger or reorganization of TMP where (1) the stockholders of TMP immediately before such consolidation, merger or reorganization own, directly or indirectly, at least a majority of the combined voting power of the outstanding voting securities of the corporation resulting from such consolidation, merger or reorganization (the "Surviving Corporation"), (2) the individuals who were members of the Board of Directors of TMP immediately prior to the execution of the agreement providing for such consolidation, merger or reorganization constitute at least 50% of the members of the Board of Directors of the Surviving Corporation, or a corporation directly or indirectly beneficially owning a majority

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         of the voting securities of the Surviving Corporation and (3) no person
         (other than (a) TMP, (b) any subsidiary of TMP, (c) any employee benefit plan (or any trust forming a part thereof) maintained by TMP, the Surviving Corporation or any subsidiary, or (d) any person who, immediately prior to such consolidation, merger or reorganization, beneficially owned more than 50% of the combined voting power of TMP's then outstanding voting securities) beneficially owns more than 50% of the combined voting power of the Surviving Corporation's then outstanding voting securities.

                           (b) If the Employment Period or this Agreement is terminated by the Company or Employee for any reason (whether or not for Cause or Good Reason, including but not limited to a Voluntary Termination), within the earlier of (x) a period of twelve months following a Change of Control or (y) the expiration of the Employment Period in accordance with the second sentence of SECTION 1.3 above, then (i) Employee shall be entitled to receive as severance pay in a single lump sum payable concurrently with or prior to the effective time of such termination an amount equal to two times the sum of (I) Employee's then-applicable Base Salary (but not less than $400,000), and (II) the bonus paid to Employee pursuant to SECTION 2.4(D) below for the calendar year immediately preceding the year in which the effective date of such termination occurs or, in the event the bonus for such preceding calendar year has not been paid as of the effective date of termination, a minimum of $100,000, and (ii) for a period of one year after the effective date of termination, TMP or the Company shall make available to Employee and his immediate family medical, dental, basic life, accidental death and dismemberment, long term disability, unreimbursed medical expense, dependent day care and AFLAC benefits to the same extent and on the same terms and conditions as would have been made available to Employee and his immediate family had he remained employed by the Company during such one-year period (including, but not limited to, the Company's payment of 100% of medical and dental premiums consistent with past practice) except that Employee will not be permitted to make any changes in coverage during such one-year period except for the addition of new immediate family members and changes in beneficiaries which are effected by Employee pursuant to the terms and conditions of the applicable benefit programs. Notwithstanding anything in this Agreement to the contrary, any termination of the Employment Period or this Agreement that occurs after the expiration of twelve months following a Change in Control shall be governed by the provisions of SECTION 2.2 above to the same extent as if a Change in Control had not occurred. Nothing in this
         SECTION 2.3 is intended to limit Employee's rights to indemnification pursuant to any agreement, policy, understanding or charter or bylaw provision.

                           (c) Notwithstanding anything in this Agreement to the contrary, Employee shall in no event be entitled to any payment or other benefit that would cause any portion of the amount received by Employee to constitute an "excess parachute payment" as defined under
         Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"). In furtherance of the provisions of this SECTION 2.3(C), the following provisions shall apply:


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                                    (1) Anything in this Agreement to the
                  contrary notwithstanding, in the event that any payment or distribution by TMP or the Company to or for the benefit of Employee (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a "Payment") would be nondeductible by TMP or the Company for federal income tax purposes because of Section 280G of the Code, then the aggregate present value of amounts payable or distributable to or for the benefit of Employee pursuant to this Agreement shall be reduced to the Reduced Amount (as defined below). Any such reduction shall be accomplished first by reducing the number of options to acquire TMP Common Stock which otherwise would have immediately vested in full, as determined in the reasonable discretion of the Board of Directors of TMP (provided that any options so reduced shall continue to vest in accordance with the terms of such options as if the employment of Employee had not been terminated or, if earlier, the date or dates on which such options can vest without being deemed nondeductible, as determined in the reasonable discretion of the Board of Directors of TMP); and second, if necessary, by reducing cash payments constituting part of the payments or other consideration to which the Employee has become entitled (collectively, such cash payments, other consideration and the aggregate present value of the immediate vesting of options (calculated in accordance with Section 280G of the Code and any regulations promulgated thereunder) are referred to as the "Severance Amount").

                                    (2) The "Reduced Amount" shall be the
                  amount, expressed in present value, which maximizes the aggregate present value of the Severance Amount without causing any Payment to be nondeductible by the Company or TMP because of Section 280G of the Code. For purposes of this clause (2), present value shall be determined in accordance with Section 280(d)(4) of the Code.

                                    (3) All determinations required to be made
                  under this SECTION 2.3(C) shall be made by TMP's independent public accountants (the "Accounting Firm") which shall provide detailed supporting calculations to TMP, the Company and Employee. Any such determination by the Accounting Firm shall be binding upon TMP, the Company and Employee.

                                    (4) It is possible that as a result of the
                  uncertainty in the application of Section 280G of the Code at the time of the initial determination by the Accounting Firm, a portion of the Severance Amount will have been made by TMP or the Company which should not have been made ("Overpayment") or that an amount in addition to the Severance Payment which will not have been made could have been made ("Underpayment"), in each case, consistent with the calculations required to be made hereunder.

                                    (x) OVERPAYMENT. In the event that the
                           Accounting Firm, based upon the assertion of a deficiency by the Internal Revenue Service

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                           against Employee which the Accounting Firm believes
                           has a high probability of success, determines that an Overpayment has been made, any such Overpayment paid or distributed by TMP or the Company to or for the benefit of the Employee shall be treated for all purposes as a loan ab initio (from the beginning) to Employee which Employee shall repay to the Company or TMP together with interest at the applicable federal rate provided for in Section 1274(d) of the Code.

                                            (y) UNDERPAYMENT. If precedent or
                           other substantial authority indicates that an Underpayment has occurred, any such Underpayment shall be promptly paid by TMP or the Company to or for the benefit of Employee together with interest at the applicable federal rate provided for in Section 1274(d) of the Code.

                           (d) VESTING OF OPTIONS. Subject to the provisions of
                  SECTION 2.3(C) above, in the event of a Change in Control, all outstanding options theretofore granted to Employee to purchase shares of TMP Common Stock shall automatically and immediately become fully vested and exercisable for the balance of the ten year term provided by the applicable stock option agreement (in lieu of any shorter period of exercisability that may have otherwise been provided by the applicable stock option agreement in connection with any Change in Control), subject to all other terms of any such agreement not inconsistent with this SECTION 2.3(D).

                           2.4      OTHER BENEFITS.

                           (a) VACATION AND INSURANCE. During the Employment Period, the Company will provide Employee four (4) weeks vacation per year (prorated for periods of less than a full year), and will provide other employee fringe benefits substantially comparable to the benefits which the Company regularly provides for other key management employees, including medical, dental and disability insurance to the extent offered by the Company, and in amounts consistent with Company policy, for key management employees as reasonably determined by the Board, it being understood that 100% of any medical and dental insurance premiums on the policies offered by the Company for the benefit of Employee and his family shall be paid by the Company.

                           (b) BUSINESS EXPENSES. During the Employment Period, the Company will reimburse Employee in accordance with Company policy for Employee's normal out-of-pocket expenses incurred in the course of performing Employee's duties hereunder. Employee shall provide the Company with all receipts and documentation supporting such expenses as may reasonably be requested by the Company.

                           (c) AUTOMOBILE EXPENSES. During the Employment Period, the Company will reimburse Employee, or pay on Employee's behalf, $4,200 on a quarterly basis

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         consistent with past practices for the costs of (i) the lease of an automobile for Employee, (ii) gas, insurance and routine maintenance with respect to such automobile, and (iii) gas with respect to any substitute for such vehicle that Employee may from time to time utilize in lieu of such vehicle.

                           (d) BONUSES. With respect to each calendar year of the Employment Period and for the period August 31, 1998 through December 31, 1998, Employee shall be entitled to a bonus of up to a dollar amount equal to a percentage of Employee's then-applicable Base Salary as follows:


                       CALENDAR YEAR             BONUS
                       -------------             -----

                          1998                    25%
                          1999                    25%
                          2000                  32.5%
                          2001                    40%
                          2002                    45%
                          2003                    50%

                  It is understood that for periods of less than a full calendar year of the Employment Period, the maximum bonus shall be calculated on the basis of the Base Salary actually paid during the portion of the calendar year which falls within the Employment Period. By way of example, the maximum bonus for the period August 31, 1998 though December 31, 1998 shall be 25% of the Base Salary actually paid under this Agreement with respect to that four month period. It is understood and agreed that determination of the annual bonus will be based upon the Company's achievement of its budget for the applicable year and/or other relevant goals as determined by mutual agreement of the parties. In no event shall the bonus payable in respect of any calendar year be less that $75,000, prorated for periods of less than one year, $50,000 of such annual minimum bonus shall be payable quarterly in advance, with $12,500 of such advance being payable on or prior to March 31, June 30, September 30 and December 31 of each calendar year. The remaining portion of the bonus shall be paid in a single lump sum not more than ninety (90) days after the end of the calendar year for which the bonus is awarded. The Chairman of the Board of TMP and Employee shall discuss in good faith the basis upon which bonus payments shall be made in respect of each calendar year with a view towards agreeing on such basis for determining Employee's bonus no later than December 31 of the year preceding the year in respect of which the bonus shall be paid. It is understood and agreed that the terms and conditions of any bonuses for the calendar years or portions thereof during the Employment Period commencing after calendar 2003 shall be determined by mutual agreement of the parties.

                           (e) STOCK OPTION GRANTS. In addition to the bonus amounts described in SECTION 2.4(D) above, with respect to each calendar year of the Employment Period commencing with calendar year 2000, at the Company's sole and absolute discretion Employee may be granted options to acquire up to an aggregate 50,000 shares of TMP

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         Common Stock on such terms and conditions as the Company may determine in its sole and absolute discretion.

                           (f) RELOCATION. The Company agrees that the location of the office at which Employee is based under this Agreement shall not be moved outside the greater Boston, Massachusetts area without Employee's consent. Without limiting the foregoing, the Company shall during the Employment Period provide Employee office space in Manhattan, New York City, at a location and consisting of such resources as are reasonably necessary for Employee to perform his duties hereunder.

                           2.5 TAXES, ETC. All compensation payable to Employee
hereunder is stated in gross amount and shall be subject to all applicable withholding taxes, other normal payroll deductions and any other amounts required by law to be withheld.

                           2.6 EXPENSES. The Company will reimburse Employee for
reasonable attorneys' fees and expenses relating to the negotiation of this Agreement.

                  3.       COVENANT NOT TO COMPETE.

                           3.1 EMPLOYEE'S ACKNOWLEDGMENT. Employee agrees and
acknowledges that in order to assure the Company and the Company's affiliates that they will retain their respective value and that of the Business and the Yellow Pages Business, it is necessary that Employee undertake not to utilize the special knowledge of the Business and the Yellow Pages Business that the Employee has or may acquire and Employee's relationships with customers and suppliers to compete with the Company and its affiliates. Employee further acknowledges that:

                           (a) from and after the consummation of the transactions contemplated by the Adion Purchase Agreement and the AIS Purchase Agreement, the Company has been engaged in the Business and in the Yellow Pages Business;

                           (b) the Company's affiliates are engaged in the Business and the Yellow Pages Business and may from time to time be engaged in other business;

                           (c) Employee is one of a limited number of persons who helped develop the Business of Adion and AIS and of the Company and its affiliates;

                           (d) Employee has occupied a position of trust and confidence with Adion and AIS prior to the consummation of the transactions contemplated by the Adion Purchase Agreement and the AIS Purchase Agreement and, during such period and during Employee's employment under the Prior Employment Agreement, the Amended and Restated Employment Agreement and this Agreement, Employee has and will continue to become familiar with the proprietary and confidential information of Adion and AIS, the Company and the Company's affiliates;

                           (e) the agreements and covenants contained in this
         SECTION 3 are essential to protect the Company, its affiliates and the goodwill of the Business and the Yellow Pages Business and were a condition precedent to the Company's willingness to consummate the transactions contemplated by the Adion Purchase Agreement and the AIS Purchase Agreement and the transactions contemplated by the Prior Employment Agreement, the Amended and Restated Employment Agreement and this Agreement;

                           (f) the Company and its affiliates would be irreparably damaged if Employee were to provide services to any person or entity in violation of the provisions of this Agreement;

                           (g) the scope and duration of the Restrictive Covenants are reasonably designed to protect a protectable interest of the Company and its affiliates and are not excessive in light of the circumstances;

                           (h) Employee has a means to support Employee and Employee's dependents, if any, other than by engaging in activities prohibited by this SECTION 3; and

                           (i) the provisions of this SECTION 3 shall not in any way be deemed to limit or modify the provisions of the Adion Purchase Agreement, the AIS Purchase Agreement, the Noncompetition and Confidentiality Agreement, dated as of November 10, 1995, among the Company, HGI and Employee (the "Noncompetition Agreement") or any other confidentiality, noncompetition and/or nonsolicitation agreements between Employee on the one hand and the Company and/or one or more of its affiliates on the other hand.

                           3.2 NON-COMPETE. Employee hereby agrees that for a
period commencing on the date hereof and ending two years following the termination or expiration of Employee's employment with the Company (the "Restricted Period"), except on behalf of the Company and its affiliates in accordance with this Agreement, Employee shall not, directly or indirectly, as employee, agent, consultant, stockholder, director, partner or in any other individual or representative capacity, own, operate, manage, control, engage in, invest in or participate in any manner in, act as a consultant or advisor to, render services for (alone or in association with any person, firm, corporation or entity), or otherwise assist any person or entity that engages in or owns, invests in, operates, manages or controls any venture or enterprise that directly or indirectly engages or proposes to engage in the Business, the Yellow Pages Business or any other business in which the Company or its affiliates are or become engaged at any time prior to the termination of Employee's employment with the Company ("Other Business") anywhere in or into the United States (it being understood that the Business, the Yellow Pages Business and any Other Business are not limited to any particular region of the United States and that such businesses may be engaged in effectively from any location) (the "Territory"); provided, however, that nothing contained herein shall be construed to prevent Employee from investing in the stock of any competing corporation listed on a national securities exchange or traded in the over-the-counter market, but only if Employee is not involved in the business of said corporation and if Employee, Employee's associates (as such term is defined in Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended), and Employee's affiliates collectively do not own more than an aggregate of two percent of the stock of such corporation ("Permitted Investments"). Unless the Employment Period has been terminated by the Company for Cause, Employee may, upon thirty (30) days' written notice of termination of the provisions of this SECTION 3.2 (the "Specified Notice") given at any time after the one year anniversary of the end of the Employment Period, terminate the provisions of this SECTION 3.2 (but not any other provisions of this Agreement, including but not limited to the provisions of SECTIONS 3.3, 3.4 and 4 hereof), unless within such thirty day period the Company provides written notice to Employee electing to extend the applicability of the provisions of
SECTION 3.2 by confirming that it will pay Employee, as severance, a monthly amount equal to $19,791.67 (the "Monthly Amount") for either (i) each calendar month within the period of time from the date of delivery of the Specified Notice until the end of the Restricted Period or (ii) each calendar month from the date of delivery of the Specified Notice until such date (which date may not be later than the last day of the Restricted Period) as the Company may specify, in either case to be paid in regular installments no later than the last day of the month to which it relates. During any month for which the Company is obligated to make payments of the Monthly Amount in accordance with the preceding sentence, the Company shall make available to Employee and his immediate family medical, dental, basic life, accidental death and dismemberment, long term disability, unreimbursed medical expense, dependent day care and AFLAC benefits to the same extent and on the same terms and conditions as would have been made available to Employee and his immediate family had he remained employed by the Company or one of its affiliates during any such month (including, but not limited to, the Company's payment of 100% of medical and dental premiums consistent with past practice) except that Employee will not be permitted to make any changes in coverage during any such month except for the addition of new immediate family members and changes in beneficiaries which are effected by Employee pursuant to the terms and conditions of the applicable benefit programs. In case the Company gives the foregoing notice of election, the provisions of SECTION 3.2 shall continue to bind Employee for the period of time that Employee is entitled to the additional severance as specified in the Company's notice. It is understood and agreed that the terms "Business," "Yellow Pages Business" and "Other Business" encompass the recruitment advertising business, yellow pages advertising business, the search and selection business and any other business in which the Company or its affiliates are or become engaged at any time prior to the termination or expiration of Employee's employment, in and any and all forms and through the use of any and all media, including but not limited to such advertising or business provided through the Internet or through on-line services. The foregoing reference to the Internet or to on-line services is not, however, intended to preclude Employee from becoming involved in Internet or on-line services or businesses that are not involved in the recruitment advertising business, the yellow pages advertising business, the search and selection business and any other business in which the Company or its affiliates are or become engaged at any time prior to the termination or expiration of Employee's employment. As used in this Agreement, the term "affiliate" shall have the meaning ascribed to that term in Rule 405 of the Securities Act of 1933, as amended, and shall include each past and present affiliate of such person or entity.

                           3.3 NON-SOLICITATION. Without limiting the generality
of the provisions of SECTION 3.2 above, Employee hereby agrees that during the Restricted Period, except on behalf of the Company and its affiliates in accordance with this Agreement, Employee will not, directly or indirectly, call on, solicit, or participate as employee, agent, consultant, stockholder, director, partner or in any other individual or representative capacity in any business which calls on or solicits business from any person, firm, corporation or other entity which is or was a customer or supplier of the Company or any of the Company's affiliates during the Restricted Period, or is a "Prospective Customer or Supplier" of the Company or any of the Company's affiliates, or from any successor in interest to any such person, firm, corporation or other entity, for the purpose of marketing, selling or providing any such party, or obtaining from any such party, any services or products relating to the Business, the Yellow Pages Business or any Other Business, or encouraging any such party to terminate or otherwise alter his, her or its relationship with the Company or any of the Company's affiliates. For purposes of this Agreement, "Prospective Customer or Supplier" shall mean any party to whom the Company or any of the Company's affiliates has made a personal presentation during the Restricted Period for the purpose of developing a customer or supplier relationship.

                           3.4 INTERFERENCE WITH RELATIONSHIPS. During the
Restricted Period Employee shall not, directly or indirectly, as employee, agent, consultant, stockholder, director, co-partner or in any other individual or representative capacity, employ or engage, recruit, call on or solicit for employment or engagement, any person who is or was during the Restricted Period employed or engaged by the Company or any of its affiliates, or becomes employed or engaged by the Company or any of its affiliates (during the Restricted Period), or otherwise seek to influence or alter any such person's relationship with the Company or any of its affiliates.

                           3.5 BLUE-PENCIL. If any court of competent
jurisdiction shall at any time deem the term of this Agreement or any particular Restrictive Covenant too lengthy or the Territory too extensive, the other provisions of this SECTION 3 shall nevertheless stand, the Restricted Period shall be deemed to be the longest period permissible by law under the circumstances and the Territory shall be deemed to comprise the largest territory permissible by law under the circumstances. The court in each case shall reduce the Restricted Period and/or Territory to permissible duration or size.

                  4. CONFIDENTIAL INFORMATION. During the term of this Agreement and thereafter, Employee shall keep secret and retain in strictest confidence, and shall not, without the prior written consent of the Board, furnish, make available or disclose to any third party or use for the benefit of Employee or any third party, any Confidential Information. As used in this SECTION 4, "Confidential Information" shall mean any trade secret, proprietary or confidential information relating to the business or affairs of the Company, the Business, the Yellow Pages Business, any Other Business, or the Company's affiliates, including but not limited to information relating to financial statements, customer identities, potential customers, employees, suppliers, servicing methods, equipment, pro grams, strategies and information, analyses, profit margins or other trade secret, proprietary or confidential information used by the Company or its affiliates, including, without limitation, computer, software, hardware and related information; provided, however, that Confidential

Information shall not include any information which is in the public domain or becomes known in the industry through no wrongful act on the part of Employee. Employee acknowledges that the Confidential Information is vital, sensitive, confidential and proprietary to the Company and/or its affiliates.

                  5. EFFECT ON TERMINATION. If this Agreement or the Employment Period expires or is terminated for any reason, then, notwithstanding such termination, those provisions contained in SECTIONS 2.2, 2.3, 2.5, 3, 4, 5, 6, 7 and 8 hereof shall remain in full force and effect.

                  6. REMEDIES. Employee acknowledges and agrees that the covenants set forth in SECTIONS 3 and 4 of this Agreement (collectively, the "Restrictive Covenants") are reasonable and necessary for the protection of the business interests of the Company and its affiliates, that irreparable injury will result to the Company and its affiliates if Employee breaches any of the terms of the Restrictive Covenants, and that in the event of Employee's actual or threatened breach of any such Restrictive Covenants, the Company and its affiliates will have no adequate remedy at law. Employee accordingly agrees that in the event of any actual or threatened breach by Employee of any of the Restrictive Covenants, the Company and its affiliates shall be entitled to injunctive relief, specific performance and other equitable relief, without bond and without the necessity of showing actual monetary damages, subject to hearing as soon thereafter as possible. Nothing contained herein shall be construed as prohibiting the Company and its affiliates from pursuing any other remedies available to them for such breach or threatened breach, including but not limited to the recovery of damages. It is understood and agreed that the Restrictive Covenants set forth in this Agreement are in addition to, and not in lieu of, any similar restrictions imposed upon Employee under the Adion Purchase Agreement, the AIS Purchase Agreement, the Noncompetition Agreement and/or any other confidentiality, noncompetition and/or nonsolicitation agreements between Employee on the one hand and the Company and/or one or more of its affiliates on the other hand, and that the termination or expiration of any of the Restrictive Covenants hereunder shall not affect the duration, validity or enforceability of any such similar restrictions set forth in the Adion Purchase Agreement, the AIS Purchase Agreement, the Noncompetition Agreement and/or any other confidentiality, noncompetition and/or nonsolicitation agreements between Employee on the one hand and the Company and/or one or more of its affiliates on the other hand.

                  7. INCOME TAX TREATMENT. Employee and the Company acknowledge that it is the intention of the Company to deduct any and all amounts paid under
SECTION 2 and SECTION 3.2 hereof as ordinary and necessary business expenses for income tax purposes. Employee agrees and represents that Employee will treat all such amounts as required pursuant to all applicable tax laws and regulations, and should Employee fail to report such amounts as required, Employee will indemnify and hold the Company harmless from and against any and all taxes, penalties, interest, costs and expenses, including reasonable attorneys' and accounting fees and costs, which are incurred by Company directly or indirectly as a result thereof.

                  8. REPRESENTATIONS OF EMPLOYEE. Employee represents and warrants that Employee is free to enter into this Agreement and to perform the duties required under this

Agreement, and that there are no employment or consulting contracts, restrictive covenants or other restrictions preventing the performance of Employee's duties hereunder.


                  9.       MISCELLANEOUS.

                           9.1 ASSIGNMENT. No party hereto may assign or
delegate any of its rights, interests or obligations hereunder without the prior written consent of the other party hereto, whether by operation of law or otherwise; provided, however, that the Company and TMP shall have the right to assign all or any part of its rights and obligations under this Agreement without the prior written consent of Employee (i) any successor to all or substantially all of its assets or any direct or indirect subsidiary or (ii) in connection with the sale of all or a substantial portion of its assets. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective legal representatives, heirs, successors and assigns of the parties hereto whether so expressed or not.

                           9.2 GUARANTEE. TMP hereby unconditionally guarantees
the full and timely payment of all amounts due Employee under this Agreement.

                           9.3 ENTIRE AGREEMENT. Except as otherwise expressly
set forth herein, effective as of August 28, 1998, this Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, and supersedes and preempts all prior oral or written understandings and agreements with respect to the subject matter hereof, including but not limited to the Prior Employment Agreement and the Amended and Restated Employment Agreement.

                           9.4 SEVERABILITY. Whenever possible, each provision
of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

                           9.5 AMENDMENT; MODIFICATION. No amendment or
modification of this Agreement and no waiver by any party of the breach of any covenant contained herein shall be binding unless executed in writing by the party against whom enforcement of such amendment, modification or waiver is sought. No waiver shall be deemed a continuing waiver or a waiver in respect of any subsequent breach or default, either of a similar or different nature, unless expressly so stated in writing.

                           9.6 GOVERNING LAW. This Agreement shall be construed
and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the laws of the State of New York without giving effect to provisions thereof regarding conflict of laws.

                           9.7 NOTICES. All notices, demands or other
communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been properly served if (a) delivered personally, (b) delivered by courier, or (C) delivered by certified or registered mail, return receipt requested and first class postage prepaid, in each case to the parties at their addresses set forth below or such other addresses as the recipient party has specified by prior written notice to the sending party. All such notices and communications shall be deemed received upon the actual delivery thereof in accordance with the foregoing.

                           (a)      If to Employee:

                                            Jeffrey C. Taylor
                                            80 Alpine Drive
                                            Holliston, MA  01746

                                    with a copy to:

                                            Foley, Hoag & Eliot LLP
                                            One Post Office Square
                                            Boston, MA 02109
                                            Attn: David Feinberg

                           (b)      If to the Company or TMP:

                                            TMP Worldwide Inc.
                                            1633 Broadway, 33rd Floor
                                            New York, NY 10019
                                            Attention:  Andrew J. McKelvey
                                                        Myron F. Olesnyckyj

                           9.8 COUNTERPARTS. This Agreement may be executed in
multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same Agreement.

                           9.9 DESCRIPTIVE HEADINGS; INTERPRETATION. The
descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation. The Preliminary Recitals set forth above are incorporated by reference into this Agreement.

                           9.10 NO STRICT CONSTRUCTION. The language used in
this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual interest, and no rule of strict construction will be applied against any party hereto.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                COMPANY:

                                TMP INTERACTIVE INC.



                                By: /s/  Andrew J. McKelvey
                                    ------------------------------------
                                    Name: Andrew J. McKelvey
                                    Title: Chairman


                                TMP:

                                TMP WORLDWIDE INC.

                                By:
                                    /s/  Andrew J. McKelvey
                                    ------------------------------------
                                    Name:  Andrew J. McKelvey
                                    Title: Chairman and Chief Executive Officer



                                EMPLOYEE:


                                    /s/  Jeffrey C. Taylor
                                    ------------------------------------
                                    Jeffrey C. Taylor